CA Reports First Quarter Fiscal Year 2010 Results

•	Non-GAAP EPS Grows 14 Percent on a Constant Currency Basis, Up 5 Percent as Reported

•	GAAP EPS Up 6 Percent in Constant Currency, Flat as Reported

•	Revenue Up 4 Percent in Constant Currency, Down 3 Percent as Reported

•	Execution Drives 3 Percentage Point Operating Margin Improvement

•	Company Updates Full Year 2010 Outlook

ISLANDIA, N.Y., July 23, 2009 – CA, Inc. (NASDAQ:CA), one of the world’s largest management software companies, today reported financial results for its first quarter of fiscal year 2010, ended June 30, 2009.

Financial Overview
(in millions, except share data)	Q1FY10	Q1FY09	Change	Change in Constant Currency
Revenue	$1,050	$1,087	(3)%	4%
GAAP Net Income	$195	$196	(1)%	7%
Non-GAAP Income*	$229	$214	7%	14%
GAAP EPS	$0.37	$0.37	0%	6%
Non-GAAP EPS*	$0.42	$0.40	5%	14%
Cash Flow from Operations	$262	$54	385%	465%
*Non-GAAP income and earnings per share represent non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

“Our first quarter results demonstrate CA’s ability to generate revenue growth on a constant currency basis,” said John Swainson, CA chief executive officer. “Led by revenue growth in North America and cost structure improvements that drove a 3 percentage point gain in our operating margins, we were able to achieve double-digit growth in non-GAAP diluted earnings per share in constant currency.”

Swainson said the onset of new technologies such as virtualization and cloud computing present additional opportunities for CA.

“Businesses are changing the way they view IT,” he said. “CA is in a unique position to ensure that our customers can get the most out of their IT environments and at the same time, manage these new technologies as they come online efficiently, effectively and securely. There is no management software company better positioned to tackle this challenge than CA.”

Revenue and Bookings

First quarter North American revenue was $630 million, up 6 percent in constant currency and 6 percent as reported, while international revenue was $420 million, flat in constant currency and down 14 percent as reported. Total revenue backlog at the end of the first quarter was $7.723 billion, up 21 percent in constant currency and 13 percent as reported.

Total bookings in the first quarter were $1.198 billion, up 22 percent in constant currency and 16 percent as reported, compared to the prior year period.

North American bookings were up 17 percent in constant currency and 17 percent as reported, while international bookings were up 32 percent in constant currency and 15 percent as reported.

During the first quarter, the Company signed 13 license agreements with aggregate values greater than $10 million for a total of $634 million, compared with 13 license agreements totaling $371 million in the first quarter of fiscal year 2009. Weighted average life of subscription and maintenance bookings for the quarter was 4.2 years, compared with 3.4 years for the same period in fiscal year 2009. This extension in weighted average life was driven by contracts executed in the quarter with durations of more than 4.5 years, a majority of which are with managed service providers.

“During the first quarter we booked nearly $400 million of business in total with managed service providers, including one contract for more than $100 million with a duration of seven years,” Swainson said. “I am very pleased with the ramp of this business, which is strategic to CA’s go-to-market model and represents an incremental opportunity for long-term growth.”

The Company continued to see significant demand during the first quarter for its application, infrastructure, and service management products along with strong demand for its workload automation and mainframe products. Total first quarter bookings were adversely affected by a reduction in professional services bookings and a softening in demand for products aimed at small and medium size businesses and consumer products markets.

Expenses and Margin

Total expenses, before interest and income taxes, for the first quarter were $725 million, flat in constant currency and down 7 percent as reported. GAAP operating income, before interest and income taxes, was $325 million, up 13 percent in constant currency and 6 percent as reported. The Company recorded a GAAP operating margin of 31 percent, a 3 percentage point improvement from the prior year period.

On a non-GAAP basis, which excludes purchased software and intangibles amortization, restructuring and other costs, and includes gains and losses of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter, the Company reported first quarter operating expenses of $688 million, flat in constant currency and down 8 percent as reported. Non-GAAP operating income, before interest and income taxes, was $362 million, up 12 percent in constant currency and 6 percent as reported. The Company recorded a first quarter non-GAAP operating margin of 34 percent, a 3 percentage point improvement from the first quarter of fiscal year 2009.

The improvements in operating margin were driven primarily by higher revenue and flat expenses on a constant currency basis.

In the first quarter, the Company recorded a GAAP tax rate of 37 percent and a non-GAAP tax rate of 36 percent.

Cash Flow and Capital Structure

The Company reported first quarter cash flow from operations of $262 million, including a single cash transaction of more than $100 million. Cash flow from operations also was positively affected by a decrease in disbursements and restructuring costs.

The balance of cash, cash equivalents and marketable securities at June 30, 2009, was $2.979 billion. With $1.919 billion in total debt outstanding, the Company has a net cash position of $1.060 billion. The Company is authorized to repurchase up to nearly $250 million of its common stock under its previously announced stock repurchase program.

Business Highlights

•
Moody's Investors Services raised its unsecured debt rating of CA to investment grade Baa3. The rating agency cited CA’s consistent operating performance and conservative financial policies for the upgrade.

•
CA announced the acquisition of data center automation and policy-based optimization expertise and assets from Cassatt Corporation, a provider of innovative cloud computing software that makes data centers more efficient.

•	CA rolled out 13 new and enhanced EITM products, aimed at helping CIOs achieve Lean IT. The launch included products across CA’s entire portfolio.

•
Gartner, Inc. placed CA in the “Leaders” quadrant of its “Magic Quadrant for IT Project and Portfolio Management” report.* Gartner positioned CA Clarity Project and Portfolio Management (PPM) in the “Leaders” quadrant based on CA’s completeness of vision and ability to execute.

Outlook for Fiscal Year 2010

The Company updated its outlook for fiscal year 2010. The following represents “forward-looking statements” (as defined below).

The Company expects the following:

•
Total revenue growth at the high end of the previously issued range of 2 percent to 4 percent in constant currency. At current exchange rates, this translates to reported revenue of $4.3 billion to $4.4 billion;

•
GAAP diluted earnings per share growth increases in constant currency to a range of 18 percent to 26 percent. At current exchange rates, this translates to reported diluted earnings per share of $1.48 to $1.58;

•
Non-GAAP diluted earnings per share growth increases in constant currency to a range of 6 percent to 13 percent. At current exchange rates, this translates to reported non-GAAP diluted earnings per share of $1.60 to $1.70; and,

•
Cash flow from operations growth in a range of 12 percent to 19 percent in constant currency. At current exchange rates, this translates to reported cash flow from operations of $1.3 billion to $1.4 billion. The cash flow from operations outlook includes approximately $50 million in restructuring payments accrued during fiscal year 2009.

Except as otherwise noted, guidance reflects current foreign currency exchange rates as of June 30, 2009. The outlook also assumes no material acquisitions and a partial currency hedge of operating income. The Company also expects a full-year  GAAP and non-GAAP tax rate of approximately 36 percent.

The Company anticipates approximately 517 million shares outstanding at fiscal 2010 year-end and a weighted average diluted share count of approximately 533 million for the fiscal year. Guidance does not include the impact from any future stock repurchases.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company’s website, including a supplemental financial package, as well as a webcast that the Company will host at 4:30 p.m. ET today to discuss its unaudited first quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-888-510-1786. The international participant number is 1-719-325-2206.

*Gartner, Inc., “Magic Quadrant for IT Project and Portfolio Management” by Daniel B. Stang, Michael Hanford, June 2, 2009.

About the Magic Quadrant

The Magic Quadrant is copyrighted June 2, 2009 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About CA

CA (NASDAQ: CA), the world's leading independent IT management software company, helps customers optimize IT for better business results. CA's Enterprise IT Management solutions for mainframe and distributed computing enable Lean IT—empowering organizations to more effectively govern, manage and secure their IT operations. For more information, visit www.ca.com.

Connect with CA

•	CA Social Media Page
•	CA Newsletters
•	CA Press Releases
•	CA Podcasts

Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, charges for in-process research and development costs, restructuring and other charges and the gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter. Non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the quarter such items arise and the effective tax rate for non-GAAP income generally allocating the impact of such items pro rata to the fiscal year’s remaining reporting periods. Non-GAAP adjusted cash flow excludes restructuring and other payments. Free cash flow excludes capital expenditures. The Company has enhanced the manner in which it calculates constant currency. We present constant currency information to provide a framework for assessing how our underlying businesses preformed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2009, which was the last day of our prior fiscal year.  Constant currency excludes the impacts from the Company's hedging program.  Previously, constant currency calculations were performed by applying prior period foreign exchange rates to current period local balances. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

We have assessed and will continue to assess the impact on our business of the general economic downturn and the related impact on the financial services sector in particular. Approximately one third of our revenue comes from arrangements with financial institutions (i.e., banking, brokerage and insurance companies). The majority of these arrangements are for the renewal of mainframe capacity and maintenance associated with transactions processed by such financial institutions. While we cannot predict what impact there may be on our business from further consolidation of the financial industry sector, or the impact from the economy in general on our business, to date the impact has not been material to our balance sheet, results of operations or cash flows. The vast majority of our subscription and maintenance revenue in any particular reporting period comes from contracts signed in prior periods, generally pursuant to contracts ranging in duration from three to five years.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: global economic factors or political events beyond the Company's control; general economic conditions, including concerns regarding a global recession and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; impact of revenue recognition accounting policies on operating results; failure to expand channel partner programs; ability to adequately manage and evolve financial reporting and managerial systems and processes; ability to successfully integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; ability to retain and attract qualified key personnel; rapid technological and market changes; dependence on third party operating systems and software; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; the timing of orders from customers and channel partners; reliance upon large transactions with customers; sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; lack of market growth in key product areas; use of third party microcode; third party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to successfully execute restructuring plans and related sales model changes; successful outsourcing of various functions to third parties; potential tax liabilities; and these factors and the other factors described more fully in the Company's filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Copyright © 2009 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Carol Lu
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6920
	daniel.kaferle@ca.com	carol.lu@ca.com

Table 1
CA, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
Revenue	2009	2008(1)
Subscription and maintenance revenue	$946	$965
Professional services	71	93
Software fees and other	33	29
Total revenue	1,050	1,087
Expenses
Costs of licensing and maintenance	66	75
Cost of professional services	67	79
Amortization of capitalized software costs	34	31
Selling and marketing	281	297
General and administrative	110	122
Product development and enhancements	119	123
Depreciation and amortization of other intangible assets	39	36
Other expenses, net	7	12
Restructuring and other	2	4
Total expenses before interest and income taxes	725	779
Income before interest and income taxes	325	308
Interest expense, net	17	11
Income before income taxes	308	297
Income tax expense	113	101
NET INCOME	$195	$196

Basic income per common share (1)	$0.37	$0.38
Basic weighted average shares used in computation (1)	516	512
Diluted income per common share (1)	$0.37	$0.37
Diluted weighted average shares used in computation (1)	540	536

(1)
Certain balances and the calculations of income per common share and weighted average shares of common stock have been revised to reflect the retrospective adoption of recent accounting pronouncements. For further information refer to the Quarterly report on Form 10-Q for the three-month period ended June 30, 2009.

Table 2
CA, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30,	March 31,
	2009	2009 (1)

Cash, cash equivalents and marketable securities	$2,979	$2,713
Trade and installment accounts receivable, net	662	839
Deferred income taxes - current	533	513
Other current assets	126	104

Total current assets	4,300	4,169

Installment accounts receivable, due after one year, net	83	128
Property and equipment, net	466	442
Purchased software products, net	140	155
Goodwill	5,366	5,364
Deferred income taxes - noncurrent	262	268
Other noncurrent assets, net	725	715

Total assets	$11,342	$11,241

Current portion of long-term debt and loans payable	$631	$621
Deferred revenue (billed or collected) - current	2,319	2,431
Deferred income taxes - current	47	40
Other current liabilities	787	957

Total current liabilities	3,784	4,049

Long-term debt, net of current portion	1,288	1,287
Deferred income taxes - noncurrent	120	136
Deferred revenue (billed or collected) - noncurrent	1,113	1,000
Other noncurrent liabilities	417	407

Total liabilities	6,722	6,879

Common stock	59	59
Additional paid-in capital	3,611	3,686
Retained earnings	2,847	2,673
Accumulated other comprehensive loss	(140)	(183)
Treasury stock	(1,757)	(1,873)

Total stockholders’ equity	4,620	4,362

Total liabilities and stockholders’ equity	$11,342	$11,241

(1)
Certain balances have been revised to reflect the retrospective adoption of recent accounting pronouncements. For further information refer to the Quarterly report on Form 10-Q for the three-month period ended June 30, 2009.

Table 3
CA, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	June 30,
	2009	2008(1)
OPERATING ACTIVITIES:
Net income	$195	$196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73	67
Provision for deferred income taxes	6	62
Share based compensation expense	33	31
Loss on sale and disposal of assets	1	2
Foreign currency transaction (gains) losses – before taxes, net	-	11
Changes in other operating assets and liabilities, net of effect of acquisitions:
Decrease in trade and current installment accounts receivable, net	221	245
Decrease in noncurrent installment accounts receivable, net	18	38
Decrease in deferred revenue (billed or collected) – current and noncurrent	(94)	(252)
Decrease in taxes payable, net	(75)	(151)
Decrease in accounts payable, accrued expenses and other	(20)	(42)
Decrease in accrued salaries, wages, and commissions	(63)	(98)
Decrease in accrued restructuring charges	(19)	(37)
Changes in other operating assets and liabilities	(14)	(18)
NET CASH PROVIDED BY OPERATING ACTIVITIES	262	54
INVESTING ACTIVITIES:
Acquisitions, primarily goodwill, purchased software, and other intangible assets, net of cash acquired	(3)	(20)
Purchases of property and equipment	(25)	(23)
Capitalized software development costs	(37)	(34)
Other investing activities	(2)	2
NET CASH USED IN INVESTING ACTIVITIES	(67)	(75)
FINANCING ACTIVITIES:
Dividends paid	(21)	(21)
Debt repayments, net	(1)	(352)
Exercise of common stock options and other	-	5
NET CASH USED IN FINANCING ACTIVITIES	(22)	(368)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS BEFORE
EFFECT OF EXCHANGE RATE CHANGES ON CASH	173	(389)
Effect of exchange rate changes on cash	93	4
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	266	(385)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,712	2,795
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,978	$2,410

(1)
Certain balances have been revised to reflect the retrospective adoption of recent accounting pronouncements. For further information refer to the Quarterly report on Form 10T-Q for the three-month period ended June 30, 2009.

Table 4
CA, Inc.
Constant Currency Summary
($ in millions)
(unaudited)

	Three Months Ended June 30,
	2009	2008	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$1,198	$1,030	16%	22%

Revenue:
North America	$630	$596	6%	6%
International	420	491	(14)%	0%
Total revenue	$1,050	$1,087	(3)%	4%

Revenue:
Subscription and maintenance	$946	$965	(2)%	5%
Professional services	71	93	(24)%	(17)%
Software fees and other	33	29	14%	16%
Total revenue	$1,050	$1,087	(3)%	4%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$688	$745	(8)%	0%
Total GAAP	$725	$779	(7)%	0%

(1)
The Company has enhanced the manner in which it calculates constant currency. Constant currency information is presented to provide a framework to assess how the underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2009, which was the last day of fiscal year 2009.  Constant currency excludes the impacts from the Company's hedging program.  Previously, constant currency calculations were performed by applying prior period foreign exchange rates to current period local currency balances.

(2)	Refer to table 6 for a reconciliation of total expenses before interest and income taxes on a GAAP basis to total expenses before interest and income taxes on a non-GAAP basis.

Table 5
CA, Inc.
Reconciliation of GAAP Results to Non-GAAP Net Income
(in millions, except per share data)
(unaudited)
	Three Months Ended
	June 30,
	2009	2008

Total revenue	$1,050	$1,087
Total expenses before interest and income taxes	725	779

Income before interest and income taxes (1)	325	308
GAAP Operating Margin (% of revenue)	31%	28%

Non-GAAP operating adjustments:
Purchased software amortization	14	15
Intangibles amortization	14	13
Restructuring and other	2	4
Hedging loss, net (2)	7	2
Total non-GAAP operating adjustments	37	34
Non-GAAP income before interest and income taxes	362	342
Non-GAAP Operating Margin (% of revenue)(3)	34%	31%

Interest expense, net	17	11
Interest on dilutive convertible bonds	(10)	(9)
Non-GAAP income before income taxes	355	340

Income tax provision (4)	126	126

Non-GAAP income (5)	$229	$214

Non-GAAP diluted EPS (5)	$0.42	$0.40
Diluted weighted average shares used in computation(5)	540	536

(1)	See the Condensed Consolidated Statement of Operations on Table 1 for a bridge from income before interest and income taxes to net income.

(2)	Consists of losses on hedges of operating income relating to prior periods.

(3)	Excluding stock based compensation of $27 and $25, non-GAAP operating margin would have been 37% and 34% for the three months ended June 30, 2009 and 2008, respectively.

(4)
The effective tax rate on non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax non-GAAP income from operations. This tax rate is determined based on an estimated effective full year tax rate, with the impact of discrete items allocated pro rata to the fiscal year's remaining reporting periods.

(5)
Non-GAAP income and the number of shares used in the computation of non-GAAP diluted EPS for all periods presented have been adjusted to reflect the dilutive impact of the Company’s 1.625% Convertible Senior Notes and stock awards outstanding.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 6
CA, Inc.
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Income per Share
(in millions)
(unaudited)
	Three Months Ended
	June 30,
Operating Expenses	2009	2008

Total expenses before interest and income taxes	$725	$779

Non-GAAP operating adjustments:
Purchased software amortization	14	15
Intangibles amortization	14	13
Restructuring and other	2	4
Hedging loss, net (1)	7	2
Total non-GAAP operating adjustments	37	34

Total non-GAAP operating expenses	$688	$745

	Three Months Ended
	June 30,
Diluted Income per Share	2009	2008

GAAP diluted income per share	$0.37	$0.37

Non-GAAP adjustments, net of taxes

Purchased software and intangibles amortization	0.03	0.03
Restructuring and other charges	-	-
Hedging loss, net (1)	0.01	-
Non-GAAP effective tax rate adjustments (2)	0.01	-

Non-GAAP diluted income per share	$0.42	$0.40

(1)	Consists of losses on hedges of operating income relating to prior periods.

(2)
The effective tax rate on non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax non-GAAP income from operations. This tax rate is determined based on an estimated effective full year tax rate, with the impact of discrete items allocated pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 7
CA, Inc.
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2009
	GAAP	Non- GAAP

Income before income taxes(1)	$308	$355

Statutory tax rate	35%	35%

Tax at statutory rate	108	124

Adjustments for discrete and permanent items	5	2

Total tax expense	$113	$126

Effective tax rate(2)	37%	36%

(1)	Refer to Table 5 for a reconciliation of income before interest and income taxes on a GAAP basis to income before income taxes on a non-GAAP basis.

(2)
The effective tax rate on GAAP and non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of such items pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 8
CA, Inc.
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
	March 31, 2010

Projected GAAP diluted EPS range	$1.48	to	$1.58

Non-GAAP adjustments, net of taxes:
Purchased software and intangibles amortization	0.12		0.12

Non-GAAP projected diluted operating EPS range	$1.60	to	$1.70

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.